SECOND AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

 COLLINS CAPITAL INVESTMENTS, LLC

THIS SECOND AMENDMENT dated as of January 28, 2016, to the Investment Advisory Agreement, dated as of April 24, 2012 as amended January 22, 2015 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS (the “Trust”), on behalf of the series of the Trust as indicated on Amended and Restated Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and COLLINS CAPITAL INVESTMENTS, LLC (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the annual management fee for the Collins Long/Short Credit Fund; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended and Restated Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the sole purpose of reducing the annual management fee rate for the Collins Long/Short Credit Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf of its series listed on Amended Schedule A	COLLINS CAPITAL INVESTMENTS, LLC
By: /s/ John P. Buckel	By: /s/ Stephen Mason
Name: John P. Buckel	Name: Stephen Mason
Title: President	Title: Portfolio Manager

AMENDED AND RESTATED SCHEDULE A

to the

TRUST FOR PROFESSIONAL MANAGERS

INVESTMENT ADVISORY AGREEMENT

with

 COLLINS CAPITAL INVETSMENTS, LLC

Series or Fund of Trust for Professional Managers	Annual Fee Rate as a Percentage of Average Daily Net Assets
Collins Alternative Solutions Fund	1.95%
Collins Long/Short Credit Fund	1.35%